                                   Exhibit 11

                        Computation of Net Loss Per Share

                                                                                                        Three Months Ended
                                                  Year Ended December 31,                                   March 31,
                                   --------------------------------------------------------    -------------------------------------
                                             1995               1996                  1997                   1997              1998
                                   --------------------------------------------------------    -------------------------------------
                                                                                                       (Unaudited)       (Unaudited)

Net loss                                                                $      (11,235,237)         $  (4,047,989)    $  (2,878,065)

Preferred stock dividend                                                        (1,181,250)                     -        (1,417,500)
                                                                        -------------------         --------------------------------

Net loss to common
 stockholders                                                           $      (12,416,487)         $  (4,047,989)    $  (4,295,565)
                                                                        ===================         ================================

Basic and diluted weighted
 average number of common
 shares outstanding                                                              7,218,801              6,432,513        10,686,006
                                                                        ===================         ================================

Basic and diluted net
 loss per common share                                                  $            (1.72)         $       (0.63)    $       (0.40)
                                                                        ===================         ================================

Pro forma Information
 (Unaudited):

 Net loss                          $  (747,560)     $  (3,314,094)

 Pro forma tax provision                     -                  -
                                   ----------------------------------

 Pro forma net loss                $  (747,560)     $  (3,314,094)
                                   ==================================

Net Loss Per Share Data:

Basic and diluted weighted
 average number of common
 shares outstanding                  3,074,000          3,739,236
                                   ==================================

Basic and diluted net
 loss per share common share       $     (0.24)             (0.89)
                                   ==================================


* In 1997 the Company adopted Statement of Financial Accounting Standards No. 128 "Earnings Per Share" for all applicable periods presented in the accompanying financial statements. See Note 2 to the Company's financial statements included herein.